UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2018

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54716	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10006 Liatris Lane, Eden Prairie, MN 55347

(Address of principal executive offices and zip code)

952-237-7412

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by NeuroOne Medical Technologies Corporation (the “Company,” “we,” “our” or “us”) on April 9, 2018 (the “Original Report”) regarding the Company’s prior cautionary determination that certain previously issued financial statements should not be relied upon. The Company is filing this Amendment to address its further assessment and analysis since the Original Report, as a result of which the Company subsequently has revoked such prior determination concerning non-reliance and determined such previously issued financial statements may be relied upon, as discussed further below.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

See the disclosure provided under Item 8.01 “Other Events” below.

Item 8.01	Other Events.

As disclosed in the Original Report, the Company previously believed that management had identified, in connection with the finalization of year-end accounting, an error in its accounting for certain convertible notes and amended common stock purchase warrants, which caused the Company to file the Original Report stating that the following previously-issued financial statements (the “Previous Financial Statements”) should not be relied upon and would be restated:

●	the financial statements of NeuroOne as of and for the three- and six-month periods ended June 30, 2017 attached as Exhibit 99.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed on August 14, 2017 and the unaudited pro forma condensed combined financial statements giving effect to the Acquisition as of and for the six-month period ended June 30, 2017 attached as Exhibit 99.2 thereto; and

●	the financial statements of the Company as of and for the three- and nine-month periods ended September 30, 2017 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017.

Subsequent to the filing of the Original Report, the Company has undertaken further assessment and analysis of the accounting of such convertible notes and the amended common stock purchase warrants, including the Company’s additional discussions of the matter with the Company’s independent registered public accounting firm, BDO USA, LLP (“BDO”). Based on such further review, on April 16, 2018, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) determined that no restatement of the Previous Financial Statements is necessary since such convertible notes and the amended warrants were, in fact, properly accounted for in the Previous Financial Statements. Specifically, the June 18, 2017 amendment of common stock purchase warrants did not trigger an extinguishment of certain convertible notes or cause the warrants to become embedded in the convertible notes as we disclosed in the Original Report. Our accounting for the modification of the common stock purchase warrants as well as our conclusion that the warrants are free-standing financial instruments were correct as reported within the Previous Financial Statements. Accordingly, the Company revokes its prior determination set forth in the Original Report concerning non-reliance on the Previous Financial Statements, and the Previous Financial Statements may be relied upon and will not be restated. Furthermore, the financial information provided in the Original Report to quantify the impact of adjustments expected to be reflected in restatements of such Previous Financial Statements is incorrect as the Company has determined that no such restatements or adjustments are necessary or appropriate.

As previously disclosed, the Company has identified material weaknesses in its internal controls over financial reporting, including related to the accounting for routine and non-routine and/or complex transactions.

The Audit Committee has discussed the matters disclosed herein with BDO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:	/s/ Dave Rosa
Name: David Rosa
Title: Chief Executive Officer

Dated: April 16, 2018

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